Exhibit 99

Press Release

Aspen Insurance Holdings Announces New Chairman

HAMILTON, Bermuda — April 18, 2007 — The Board of Directors of Aspen Insurance Holdings Limited (‘‘Aspen’’ or ‘‘the Company’’) (NYSE:AHL) (BSX:AHL BH) today announced that its Chairman, Mr. Paul Myners, will retire from the Board and all subsidiaries effective May 2nd following the Company’s Annual General Meeting. Mr. Myners has been Chairman since the Company’s founding in 2002.

Succeeding Mr. Myners as Chairman will be Mr. Glyn Jones, who has been a Board member since 2006. Mr. Jones is the former CEO of Thames River Capital, CEO of Gartmore Investment Management, CEO of Coutts Natwest Group and Coutts Group, and a former consulting partner with Coopers & Lybrand / Deloitte Haskins & Sells Management Consultants.

Mr. Paul Myners, outgoing Chairman, said ‘‘I have Chaired the Board of Aspen since the incorporation of the Company. Over the last five years Aspen has developed a reputation as a significant player in its chosen markets. As the Company transitions into its next stage of development, I am delighted that Glyn Jones is to succeed me as Chairman. I have worked with Glyn in various companies over the last seven years and have the highest regard for his executive skills and record of achievement in financial services.’’

Mr. Glyn Jones, Aspen’s incoming Chairman said, ‘‘Paul has been a tremendous asset to Aspen and put in place firm foundations. I look forward to continuing to work with the Board, Chris and the rest of the management team to support and shape Aspen’s future. The Company is focused on delivering superior client service and shareholder value, priorities which I share.’’

Mr. Chris O’Kane, Aspen’s Chief Executive Officer, said: ‘‘Paul has provided Aspen with five years of commitment, stewardship and dedication, playing a crucial role in the formation of the Company and I am personally appreciative of the valuable contribution Paul has consistently provided. I am delighted that Glyn Jones has been appointed as the next Chairman and I look forward to working closely with him in his new role as the Company enters the next phase of its development.’’

About Aspen Insurance Holdings Limited

Aspen is a Bermudian holding company that provides property and casualty reinsurance in the global market, property and liability insurance principally in the United Kingdom and the United States and specialty insurance and reinsurance consisting mainly of marine and energy and aviation worldwide. Aspen’s operations are conducted through its wholly-owned subsidiaries located in London, Bermuda and the United States: Aspen Insurance UK Limited, (‘‘Aspen Re’’) Aspen Insurance Limited and Aspen Specialty Insurance Company. Aspen has four operating segments: property reinsurance, casualty reinsurance, specialty insurance and reinsurance and property and casualty insurance. For more information about Aspen, please visit the Company’s website at www.aspen.bm.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains written, and Aspen’s officers may make related oral, ‘‘forward-looking statements’’ within the meaning of the U.S. federal securities laws regarding Aspen’s initial outlook for certain operating results for 2007, the possible repurchase of Aspen’s ordinary shares and the financing of any such repurchases. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’  ’’estimate,’’ ‘‘may,’’ ‘‘continue,’’ and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this release, please see the ‘‘Risk Factors’’ section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission on February 22, 2007.

-Ends-

Investor and Press Contacts:
Aspen Insurance Holdings Limited Tania Kerno, Head of Communications	T +1 44 (0) 20 7184 8855
Noah Fields, Head of Investor Relations	T +1 (441) 297-9382
European Press Contact:
The Maitland Consultancy	T +1 44 (0) 20 7379 5151
Brian Hudspith
North American Press Contact:
Abernathy MacGregor	T +1 (212) 371-5999
Carina Davidson Eliza Johnson